Exhibit 10.18

MARIZYME, Inc.

NOTICE OF GRANT OF RESTRICTED STOCK

The Participant has been granted an award of Restricted Stock pursuant to the Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]

Date of Grant:	[DATE OF GRANT]

Total Number of Shares:	[TOTAL NUMBER OF SHARES]

Purchase Price:	$0

Initial Restriction Expiration Date:	[INITIAL RESTRICTION EXPIRATION DATE]

Expiration of Restrictions:

Subject to your continued status as a Service provider through each of the applicable dates set forth below, the restrictions imposed on the Restricted Stock will expire, in whole or in part, in accordance with the terms of the Plan, the Restricted Stock Award Agreement, this Notice of Grant and the following schedule:

The restrictions imposed on [--%] of the Restricted Stock Award will expire on the Initial Restriction Expiration Date.

For each additional full month of the Participant’s continuous Service following the Initial Restricted Stock Expiration Date, the restrictions on an additional [--%] of the Restricted Stock Award will expire.

By signing below, the Participant agrees that the Participating Company Group, its Directors, Officers and stockholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS or any regulatory, administrative or judicial body or agency arising from this grant of Restricted Stock, if any. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the grant of Restricted Stock.

By their signatures below, the Company and the Participant agree that the Restricted Stock is governed by this Notice of Grant of Restricted Stock and by the provisions of the Plan and the Restricted Stock Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Restricted Stock subject to all of their terms and conditions.

MARIZYME, INC.	[PARTICIPANT NAME]

By:
Signature
Its:

Address: 555 Heritage Drive, Suite 200 Jupiter, FL 33458	Date

Address

ATTACHMENTS: Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan, as amended to the Date of Grant; Restricted Stock Award Agreement; Assignment Separate from Certificate.

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the Restricted Stock Award. In consideration of the Company’s granting Participant the right to acquire the Restricted Stock under the terms of the Restricted Stock Award Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of the Restricted Stock Award, including (without limitation) the right of the Company (or its assigns) to purchase any Restricted Stock Shares in which Participant is not vested at the time of his or her cessation of Service.

PARTICIPANT’S SPOUSE

___________________________
(Name)

Address: ___________________
                   ___________________

MARIZYME, Inc.

RESTRICTED STOCK AWARD AGREEMENT

Marizyme, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Award Agreement”) is attached, a Restricted Stock Award (the “Restricted Stock”) pursuant to the terms and conditions set forth in the Grant Notice and this Award Agreement. The Restricted Stock has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Amended and Restated Marizyme, Inc. 2021 Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the Restricted Stock subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1. Definitions and Construction.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Restricted Stock shall be determined by the Board. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Restricted Stock or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Restricted Stock. Any Officer shall have the authority to act on behalf of the Participating Company Group with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3. The Award.

3.1. Grant and Issuance of Shares. Upon the later of (a) the Date of Grant or (b) the date the Grant Notice is fully executed, the Participant shall acquire and the Company shall issue, subject to the provisions of this Award Agreement, a number of shares equal to the Total Number of Shares set forth in the Grant Notice. As a condition to the issuance of the shares, the Participant shall execute and deliver to the Company, along with the Grant Notice, the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Grant Notice.

3.2. Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company or the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 5. Furthermore, the Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4. Dividends.

The Participant is eligible to receive payments or other adjustments in the number of shares underlying the Restricted Stock Award for dividends or other distributions that may be made in respect of the shares as provided in Section 7.5 of the Plan.

5. Escrow.

5.1. Appointment of Agent. To ensure that Stock subject to the Company Reacquisition Right, as described in Section 7.1 below, will be available for reacquisition, the Participant agrees that the Company may appoint an agent, acting on the Company’s behalf and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Restricted Stock and to sell, assign and transfer to the Company any such Restricted Stock reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Award Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

5.2. Establishment of Escrow. The Participant authorizes the Company to deposit the Restricted Stock with the Company’s transfer agent to be held in book entry form and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of shares blank) in the form attached to the Award Agreement, to be held by the Agent under the terms and conditions of this Section 5 (the “Escrow”). Upon the occurrence of a Change in Control or a change, as described in the Plan, in the character or amount of any outstanding Shares of the Company subject to the provisions of this Award Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the shares that remain, following such Change in Control or change described in Section 12 of the Plan, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the shares immediately before such event. The Company shall bear the expenses of the Escrow.

5.3. Delivery of Shares to Participant. The Escrow shall continue with respect to any shares for so long as such shares remain subject to the Company Reacquisition Right. Upon termination of the Reacquisition Right with respect to the shares, the Company shall so notify the Agent and direct the Agent to deliver such shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the shares specified by such notice, and the Escrow shall terminate with respect to such shares.

6. Restrictions on Transfer of Stock.

6.1. Restrictions on Transfer. Except as set forth in this Award Agreement, during the lifetime of the Participant, the Restricted Stock shall not be transferable. Any issued Restricted Stock, until said restrictions expire, shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution except as set forth under this Award Agreement. Following the death of the Participant, the Participant’s legal representative or any person empowered under the deceased Participant’s will or under the then applicable laws of descent and distribution shall be entitled to receive any distribution of shares then relevant to the Restricted Stock Award.

6.2. Rights of the Company. The Company shall not (i) record on its books the transfer of any shares of Stock that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of shares of Stock, or otherwise to accord voting, if applicable, dividend or liquidation rights to, any transferee to whom shares of Stock have been transferred in contravention of this Award Agreement or applicable laws. Any transfer of Stock not made in conformance with the transfer restrictions applicable to the Stock as set forth in the Plan and this Award Agreement shall be null and void and shall not be recognized by the Company.

6.3. Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Reacquisition and Repurchase Rights.

7.1. Company Reacquisition Right. In the event that (i) Participant’s Service is terminated for any reason or no reason, with or without Cause, or, (ii) Participant, Participant’s legal representative, or other holder of Stock acquired pursuant to this Award Agreement, attempts to sell, exchange, transfer, pledge, or otherwise dispose of including, without limitation, any transfer to a nominee or agent of the Participant, any unvested Restricted Stock, the Company shall automatically reacquire the unvested Restricted Stock, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

7.2. Company Repurchase Right – Termination for Cause. If Participant’s Service is terminated for Cause, the Company or its assignee of rights hereunder shall upon the date of the termination (the “Termination Date”) have an irrevocable right and exclusive option (the “Repurchase Right”) to repurchase from the Participant, or the Participant’s personal representative, as the case may be, all or any portion of the vested and unrestricted Shares received pursuant to the Award Agreement at the Purchase Price paid (the “Repurchase Price”). Subject to this Section 7, the Repurchase Right may be exercised in writing by the Company at any time before the one (1)-year anniversary of the Termination Date.

7.3. Payment. The Company, at its election, may satisfy its payment obligation to the Participant with respect to exercise of the Repurchase Right by either (i) delivering a check to the Participant in the amount of the aggregate Repurchase Price for the Stock being repurchased, or (ii) in the event the Participant is indebted to the Participating Company Group, offsetting the aggregate Repurchase Price for the Stock being repurchased with an amount of such indebtedness equal to the aggregate Repurchase Price for the Stock being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. As a result of any repurchase of Stock pursuant to this Section 7, the Company shall become the legal and beneficial owner of the Stock being repurchased and shall have all rights and interest therein or related thereto to the extent permitted by Applicable Laws and Company’s articles of association, and the Company shall have the right to transfer to its own name the shares of Stock being repurchased by the Company, without further action by the Participant.

7.4. Power of Attorney. The Participant hereby grants an irrevocable power of attorney to the Company to sell and transfer the Stock in the Participant’s name to the Company at Fair Market Value, subject to (i) the Company exercising the Repurchase Right, and (ii) the terms and conditions included in this Award Agreement and the Plan. In performing acts pursuant to this power of attorney, the Company may act pursuant to a power of attorney granted by one or more other persons involved in the acts referred to in the previous sentence.

8.	Tax Withholding.

8.1. In General. At the time this Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the Restricted Stock. The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

8.2. Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, the Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of shares of Stock otherwise deliverable to the Participant, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional shares of Stock, as necessary to account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The shares of Stock may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Section 8.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

8.3. Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan. The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice

8.4. Special Tax Election. The acquisition of Stock pursuant to the Restricted Stock Award may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Award Agreement. PARTICIPANT SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE STOCK AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. SEE ATTACHED FOR CODE SECTION 83(b) ELECTION FORM.

9. Rights as a Director, Employee or Consultant.

If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

10. Miscellaneous Provisions.

10.1. Termination or Amendment. The Board may terminate or amend the Plan or the Restricted Stock at any time.

10.2. Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any exemptions to or applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Award Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

10.3. Binding Effect; Further Instruments. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Award Agreement.

10.4. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10.5. Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Award Agreement and the Plan shall survive the expiration of forfeiture restrictions under this Restricted Stock Award and shall remain in full force and effect.

10.6. Applicable Law. This Award Agreement shall be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within the State of Nevada.

10.7. Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto_________________________ ________________________________________________________________________________________________ ___________________________________________________ (_________________) shares of the common stock of Marizyme, Inc. (the “Company”) standing in the undersigned’s name on the books of the Company represented by Certificate No. __________________ herewith and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Print Name

Instructions: Please do not fill in any blanks other than the signature line.

SECTION 83(b) ELECTION SAMPLE

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______________shares of the common stock of Marizyme, Inc.

(3) The property was issued on ______________, ___________.

(4) The taxable year in which the election is being made is the calendar year ________.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the fair market value per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse over a four year period based upon continuous service to the Company.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ __________per share.

(7) The amount paid for such property is $_________ per share.

(8) A copy of this statement was furnished to Marizyme, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9) This statement is executed on _________, _______.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Taxpayer must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.